UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 23, 2012

UNITED STATES LIME & MINERALS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-4197	75-0789226
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS	75240
(Address of principal executive offices)	(Zip Code)

(972) 991-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On March 23, 2012, United States Lime & Minerals, Inc. (the “Company”) repurchased, in a privately negotiated transaction, 700,000 shares of its common stock from accounts managed by NSB Advisory LLC at a price of $58.00 per share, a discount of 2.2% from the previous day’s closing price of the common stock, for a total consideration of $40,600,000.  The transaction was unanimously approved by the Company’s Board of Directors and the Audit Committee of the Board.

The Company’s news release, dated March 27, 2012, announcing the repurchase is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in response to this Item.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit
Number	Exhibit

99.1	News Release of United States Lime & Minerals, Inc. dated March 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2012	UNITED STATES LIME & MINERALS, INC.

	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and Chief Financial Officer